Exhibit 99.3

Execution Version

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is by and between Chaparral Energy, L.L.C. (the “Employer”), Chaparral Energy, Inc. (the “Company”), and K. Earl Reynolds (“Executive”).

RECITALS

WHEREAS, Executive has been employed by the Employer as its Chief Executive Officer and President;

WHEREAS, Executive entered into an Amended and Restated Employment Agreement with the Employer and the Company effective as of March 17, 2017 (the “Employment Agreement”) (capitalized terms used but not defined herein shall have the respective meanings set forth in the Employment Agreement);

WHEREAS, Executive has submitted his resignation, pursuant to which he has voluntarily resigned as Chief Executive Officer, President and director, as well as from all other positions Executive holds with the Company, the Employer or any affiliate thereof (other than as an employee of the Employer), effective as of the acceptance of such resignation by the Company’s Board of Directors (the “Board”), and it is contemplated that such resignation will be accepted within one business day after the date hereof;

WHEREAS, Executive has submitted a separate resignation pursuant to which he has voluntarily resigned from his employment with the Employer effective as of December 27, 2019; and

WHEREAS, the parties desire to enter into this Agreement to reflect their mutual undertakings, promises, and agreements concerning the ending of Executive’s employment with the Employer and payments and benefits to Executive upon or by reason of such ending;

NOW, THEREFORE, in exchange for the valuable consideration paid or given under this Agreement, the receipt, adequacy and sufficiency of which are acknowledged, the parties knowingly and voluntarily agree to the following terms:

1. Date of Termination; Effect of Separation. Unless terminated earlier in accordance with Section 2 below, Executive’s employment with the Employer shall terminate effective as of December 27, 2019 due to his voluntary resignation. The parties acknowledge and agree that such resignation constitutes a resignation by Executive without Good Reason. The final day of Executive’s employment with the Employer shall be referred to as the “Date of Termination” for purposes of this Agreement. Effective as of the Date of Termination, Executive shall voluntarily resign, and does hereby voluntarily resign, from all positions (including, without limitation, any director and officer positions), if any, he held with the Employer, the Company, and their respective affiliates. For purposes of this Agreement, “affiliate” means, with respect to the Employer or the Company, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Employer or the Company. As of the Date of Termination, Executive shall also experience a separation from service from the Employer, the Company, and their affiliates within the meaning of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986 (the “Code”), as amended.

2. Duties and Responsibilities During Transition Period. During the period between the Effective Date and December 27, 2019 (the “Transition Period”), Executive shall remain employed by the Employer, but he will not be an officer or director of the Company, the Employer or any of their affiliates. During the Transition Period, Executive shall cooperate fully and completely with the Employer, at its request, in all matters in which it requests assistance, including, without limitation, in all matters relating to the performance and transition of his duties, responsibilities, and authorities for the Employer, the Company, and their respective affiliates. This obligation includes but is not limited to Executive promptly responding to telephone calls, e-mails, text messages, and other communications from the Employer and its employees and meeting with employees of the Employer at reasonable times upon their request, and promptly providing any reasonably requested assistance and performing any reasonably requested duties to the best of his ability. In addition to the other conditions in this Agreement, the obligation of the Employer and the Company to provide the Separation Benefits (as defined below) to Executive is subject to the condition that the Employer not terminate Executive’s employment for Cause at any time, including, without limitation, during the Transition Period. If the Employer terminates Executive’s employment for Cause, then, notwithstanding any other provision of this Agreement, the Employer and the Company shall have no obligation to provide Executive with the Separation Benefits and the rights and obligations of the parties shall be those that are set forth in the Employment Agreement and relate to a termination of Executive’s employment for Cause.

3. Termination of Employment Agreement and Continuing Obligations.

(a) The Employment Agreement shall be terminated without further action of the parties as of the Date of Termination. Accordingly, as of the Date of Termination, the Employer, the Company, and their affiliates shall have no further liabilities, obligations, or duties to Executive, and Executive shall forfeit all remaining rights and benefits, under the Employment Agreement, except as otherwise provided in this Agreement. Notwithstanding the previous two sentences, the post-termination rights and obligations of the parties that continue by their terms under the Employment Agreement, including, without limitation, the Continuing Obligations (as defined below), shall continue in full force and effect according to their terms notwithstanding the termination of Executive’s employment with the Employer, the termination of the Employment Agreement, or the execution of this Agreement. Executive acknowledges and agrees that he has fully complied with such Continuing Obligations at all times before he signs this Agreement and that he intends to, and shall, fully comply with such Continuing Obligations after he signs this Agreement.

(b) The term “Continuing Obligations” collectively refers to the obligations set forth in the Employment Agreement in Section 9 (Confidential Information; Non-Solicitation; Non-Competition); Section 11 (Indemnification and Insurance); Section 12 (Arbitration; Legal Fees and Expenses); Section 13 (Maximum Payments by the Company); Section 14 (Agreement Binding on Successors); Section 15 (Notice); Section 16 (Section 409A); Section 17 (Withholding); Section 18 (Miscellaneous); Section 19 (Validity); Section 22 (Entire Agreement); and Section 23 (Further Assurances) thereof; provided, however, that (i) the provisions of Section 9(a) of the Employment Agreement are hereby amended and restated in their entirety as set forth in Exhibit A hereto; (ii) the provisions of Section 9(b) of the Employment Agreement are hereby amended and restated in their entirety as set for in Exhibit B hereto; and (iii) the provisions of Section 9(c) shall not be considered Continuing Obligations under this Agreement and the Parties agree that Executive shall not be bound by the provisions of Section 9(c) of the Employment Agreement.

4. Final Pay and Benefits. In full accordance with Section 7(c) of the Employment Agreement, Executive shall receive the following payments and benefits in accordance with the Employment Agreement and the existing policies of the Employer, the Company, or their affiliates, or at the sole discretion of the Employer, the Company, or their affiliates, pursuant to his employment with the Employer and his participation in the employee benefit plans of the Employer, the Company, or their affiliates:

(a) Accrued Obligations. The Company will pay to Executive the aggregate amount of Executive’s Accrued Obligations, which the parties agree consist of the following:

(i) the unpaid portion, if any, of Executive’s Base Salary from the Employer’s most recent regular payroll date through Effective Date to the Date of Termination;

(ii) unused vacation owed to Executive as of the Date of Termination under the Employer’s vacation policy and the Employment Agreement, which the parties agree is 295.76 hours less any such vacation hours actually used by Executive after the Employer’s most recent regular payroll date and prior to the Date of Termination;

(iii) reimbursement for all unpaid reasonable business expenses properly incurred by Executive before the Date of Termination in accordance with the Company’s policies and supported by appropriate substantiating documentation within 30 days after the Date of Termination;

The payments described above in this Section 4(a) are subject to applicable taxes and withholdings. The payments described in Sections 4(a)(i), Section 4(a)(ii) and Section 4(a)(iii) shall be delivered to Executive within 30 days following the Date of Termination. Other than as provided in the immediately preceding sentence and in Section 5 below, Executive shall not receive any commissions, bonuses, or other forms or remuneration or compensation in connection with his employment with the Employer or any other arrangement with the Employer, the Company, or their affiliates after the Date of Termination.

(b) Vested 401(k) Plan Benefits. Following the Date of Termination, Executive shall receive payment or other entitlement, in accordance with the terms of the applicable plan or as required by applicable law, of any benefits under the 401(k) plan maintained by the Employer or its affiliates to which he has a vested entitlement as of the Date of Termination.

(c) Right to Continue Certain Insurance Benefits. Executive shall have the right to continue after the Date of Termination his group health, dental, and vision insurance benefits, if any, for himself and his dependents, at his own expense (except as provided below in Section 5 of this Agreement) in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Executive should complete an insurance continuation election form, which will be furnished to him under separate cover, and timely return it if he wishes to apply to continue his insurance coverage under COBRA.

(d) Restricted Share Awards. Subject to the vesting, forfeiture, and other terms and conditions of the Company’s Management Incentive Plan dated as of August 9, 2017 (the “MIP”), and the Company’s 2019 Long-Term Incentive Plan (the “LTIP” and, together with the MIP, the “Plans”) and the applicable award agreements under the MIP or the LTIP, as applicable (the “Award Agreements”), Executive has been granted the following shares of the Company’s Common Stock (as defined in the Plans) (collectively, the “Restricted Shares”):

Grant Date	Vesting Dates (in each case, subject to continued employment through such date)	Share Originally Granted	Unvested Shares	Performance- or Time- Based
8/9/2017	On the 1st, 2nd and 3rd anniversaries of the Grant Date one-third of the performance units multiplied by a factor ranging from 0 to 1.5 will vest, subject to the achievement of certain performance criteria.	131,198	43,733	Performance
8/9/2017	1/3 each on the 1st, 2nd and 3rd anniversaries of the Grant Date	393,594	131,198	Time
8/30/2019	On the 1st, 2nd and 3rd anniversaries of the Grant Date one-third of the performance units multiplied by a factor ranging from 0 to 1.5 will vest, subject to the achievement of certain performance criteria.	175,000	175,000	Performance
8/30/2019	1/3 each on the 1st, 2nd and 3rd anniversaries of the Grant Date	175,000	175,000	Time

Because of Executive’s voluntary resignation of his employment as of the Date of Termination without Good Reason, and without any further action by or notice from any person, Executive acknowledges and agrees that all Restricted Shares that are unvested as of the Date of Termination in accordance with the Award Agreements (and as shown in the immediately preceding table) will be automatically forfeited as of the Date of Termination. By signing below, Executive also acknowledges and agrees that he has no rights in any equity or equity-related interests in the Employer, the Company, or their respective affiliates other than (i) Restricted Shares that have previously vested and not been sold or otherwise disposed of by Executive and (ii) any shares of Common Stock that Executive has acquired from time to time on the open market.

(e) Payments to Executive’s Estate. In the event Executive dies before all amounts due to him pursuant to this Agreement have been paid (including, without limitation, under this Section 4 or Section 5, the Company shall timely pay to his estate all outstanding amounts due to Executive in accordance with this Agreement.

5. Separation Benefits. In addition to the payments and benefits described in Section 4, but expressly subject to Executive’s timely execution, return, and non-revocation (as provided in Section 19 below) of this Agreement, the Employer and the Company, as applicable, shall provide Executive with the separation benefits described below in this Section 5 (collectively, the “Separation Benefits”):

(a) Separation Payment. Subject to Section 26, the Company shall pay Executive the following amounts in the manner as forth for each below (collectively, the “Separation Payment”):

(i) an amount equal to $286,500, less applicable taxes and withholdings, as an additional separation payment, payable on or before December 31, 2019;

(ii) an amount equal to the Annual Bonus for the 2019 fiscal year that would have been paid to Executive if he had remained an employee of the Employer on the date on which such Annual Bonus is payable in accordance with the practice of the Company (the “Bonus Payment Date”), determined in accordance with the performance by the Company with respect to the criteria applicable thereto as previously adopted by the Compensation Committee of the Board, such amount, less applicable taxes and withholdings, to be paid to Executive on the Bonus Payment Date or March 15, 2020, whichever is earlier (the “2019 Annual Bonus Amount”);

(iii) an amount equal to the sum of (A) $859,287 (equal to 1.5 times Executive’s final Base Salary), plus (B) 1.5 times the 2019 Annual Bonus Amount, in each case, less applicable taxes and withholdings, as a separation payment in equal or nearly equal installments on the Employer’s regularly scheduled payroll dates beginning on the Employer’s first regularly scheduled payday following the Date of Termination and continuing thereafter for 18 months until such amount is paid in full; provided, however, that until the 2019 Annual Bonus Amount has been determined in the manner described in Section 5(a)(ii), then, solely for purposes of paying the installments required to be paid under this clause 5(a)(iii) prior to such determination, the 2019 Annual Bonus Amount shall be deemed to be equal to $572,858 (Executive’s target for the 2019 Annual Bonus Amount); provided further that, after the determination of the actual 2019 Annual Bonus Amount, the amount of the remaining equal installments under this clause 5(a)(iii) will be increased or decreased, as applicable, so that, at the end of such 18-month period, the cumulative total payments of all installments paid after the Date of Termination is equal to the total amount required to be paid under this clause 5(a)(iii).

(b) Payment of COBRA Premiums. If Executive is eligible to elect and elects to continue coverage for himself and his spouse and eligible dependents under the Employer’s group medical, hospitalization, and dental plans pursuant COBRA, or similar state law, the Employer shall reimburse Executive on a monthly basis for the difference between the amount Executive pays to effect and continue such coverage under COBRA and the employee contribution amount that active employees of the Employer pay for the same or similar coverage (the “COBRA Reimbursements”); provided, however, that (A) Executive shall notify the Company in writing within five days after he becomes eligible after the Date of Termination for group medical, hospitalization, or dental plan insurance coverage, if any, through subsequent employment or otherwise and Employer shall have no further obligation to provide the COBRA Reimbursements after Executive becomes eligible for group medical, hospitalization, or dental insurance plan coverage due to subsequent employment or otherwise; and (B) if Executive (or his spouse) is eligible for Medicare or a similar type of governmental medical benefit, such benefit shall be the primary provider before Employer medical benefits are provided. Executive shall send monthly invoices to the Employer reflecting COBRA premiums paid by the last day of the month following the month in which the applicable premiums were paid by Executive and any COBRA Reimbursements due shall be made within fifteen (15) days of receipt of such invoices. For the avoidance of doubt, COBRA Reimbursements shall be taxable and subject to withholding.

Executive agrees that the Separation Benefits are in excess of any amounts otherwise owed to Executive, and that Executive would not otherwise be entitled to such Separation Benefits if he did not execute this Agreement, or if he revoked it pursuant to Section 19 below.

6. Return of Property and Information. Upon the Date of Termination, or upon request by the Employer and except as provided in Section 7(e) below, Executive shall promptly return to the Employer, the Company, or the other Released Parties (as defined below) any and all items of its or their property, including, without limitation, keys, all Confidential Information, badge/access card, computers, software, cellular telephones, iPhones, blackberries, other personal digital assistants, equipment, credit cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, customer files, lists of suppliers and vendors, price lists, contracts, contract information, marketing plans, brochures, catalogs, training materials, computer tapes and diskettes or other portable media, computer-readable files and data stored on any hard drive or other installed device, and data processing reports, and any and all other documents or property which he has had possession of or control over during his employment with the Employer or its affiliates. Executive’s obligations under this Section 6 supplement, rather than supplant, the Continuing Obligations and his obligations under the common law. Executive’s obligations under this paragraph shall not apply to, and Executive may retain copies of, personnel, benefit, or payroll documents concerning only him.

7. General Release.

(a) Full and Final Release by Releasing Parties. Executive, on behalf of himself and his spouse (if any), other family members, heirs, successors, and assigns (collectively, the “Releasing Parties”), hereby voluntarily, completely, and unconditionally to the maximum extent permitted by applicable law releases, acquits, waives, and forever discharges any and all claims, demands, liabilities, and causes of action of whatever kind or character, whether known, unknown, vicarious, derivative, direct, or indirect (individually a “Claim” and collectively the “Claims”), that he or they, individually, collectively, or otherwise, may have or assert against the Released Parties (as defined below).

(b) Claims Included. This release includes without limitation any Claim arising out of or relating in any way to:

(i) Executive’s employment, compensation, other terms and conditions of employment, or the termination of his employment with the Employer or with the employment practices of any of the Released Parties;

(ii) (A) the Age Discrimination in Employment Act, as amended (“ADEA”) and (B) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including, without limitation, under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, and the Oklahoma Anti-Discrimination Act;

(iii) any contract, agreement, or arrangement (whether written or oral, express or implied) between, concerning, or relating to Executive and any of the Released Parties, and any termination of such contract, agreement, or arrangement, including, without limitation, any Claim to any payments or other compensation or benefits under the Employment Agreement not provided for in this Agreement;

(iv) the forfeiture of the applicable Restricted Shares pursuant to this Agreement, the Award Agreement, or the Plan; and

(v) any other alleged act, breach, conduct, negligence, gross negligence, or omission of any of the Released Parties.

(c) Claims Excluded. Notwithstanding any other provision of this Agreement, this release does not:

(i) waive or release any Claim for breach or enforcement of this Agreement or the Continuing Obligations, including the right to retain the Time-Based Vested Restricted Shares and the Performance-Based Vested Restricted Shares in accordance with the terms and conditions of this Agreement, the Plan, and the Award Agreement;

(ii) waive or release any right or Claim that may not be waived or released by applicable law;

(iii) waive or release any right or Claim under the ADEA or otherwise that may arise after the date this Agreement is signed by Executive;

(iv) prevent Executive from pursuing any administrative Claim for unemployment compensation or workers’ compensation benefits; or

(v) waive or release any right or Claim Executive may have for indemnification as part of the Continuing Obligations (including, without limitation, Section 16(b)(iii) of the Employment Agreement), under applicable state or other law or the charter, articles of incorporation, or by-laws of the Employer or the Company, or under any insurance policy of the Employer or the Company providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when Executive was a director, officer, or employee of the Employer or the Company;

provided, however, that (x) Executive’s execution of this Agreement is not a concession or guaranty that Executive has any such right or Claim to indemnification, (y) this Agreement does not create any additional rights to indemnification, and (z) the Employer and the Company retain any and all defenses they may have to such indemnification or coverage.

(d) Definition of Released Parties. The “Released Parties” include (i) the Employer and the Company; (ii) any parent, subsidiary, or affiliate of the Employer or the Company; (iii) any past or present officer, director, or employee of the entities described in clause (i) or (ii), in their individual and official capacities; and (iv) any past or present predecessors, parents, subsidiaries, affiliates, owners, equity holders, members, managers, benefit plans, operating units, divisions, agents, representatives, officers, directors, partners, employees, fiduciaries, insurers, attorneys, successors, or assigns of the entities described in clause (i), (ii) or (iii).

(e) Permitted Activities. Notwithstanding any other provision of this Agreement but subject to Executive’s waiver in Section 9(a) below, nothing in this Agreement is intended to, or does, preclude Executive from (i) contacting, reporting to, responding to an inquiry from, filing a charge or complaint with, communicating with, or otherwise participating in an investigation conducted by, the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission (“SEC”), or any other federal, state, or local governmental agency, commission, or regulatory body; (ii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iii) otherwise making truthful statements as required by law or valid legal process; (iv) engaging in any concerted or other legally protected activities. Furthermore, U.S. federal law provides that: (x) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state, or local government official (either directly or indirectly) or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (y) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits, or creates liability for, any such protected conduct. In accordance with applicable law and notwithstanding any other provision of this Agreement, nothing in this Agreement or any of the Employer’s policies or agreements applicable to Executive (i) impedes his right to communicate with the SEC or any other governmental agency about possible violations of federal securities or other laws or regulations or (ii) requires his to provide any prior notice to the Employer or obtain the Employer’s prior approval before engaging in any such communications.

8. Non-Disparagement; Cooperation.

(a) Non-Disparagement and Waiver of Related Rights. Except as requested by the Employer, the Company, or the other Released Parties, as permitted in Section 7(e) above or by law that may supersede the terms of this Agreement, or as compelled by valid legal process, Executive shall not before or after the Date of Termination make to any other parties any statement, oral or written, which directly or indirectly impugns the quality or integrity of the Employer’s, of the Company’s, or any of the other Released Parties’ business or employment practices, or any other disparaging or derogatory remarks about the Employer, the Company, or any of the other Released Parties, their officers, directors, equityholders, managerial personnel, or other employees. The Company will instruct its senior executive officers and members of its Board not to disparage or defame to third parties the integrity of Executive in any statement oral or written. The obligations in the preceding sentence shall not prohibit any truthful statements that are required or permitted by applicable law, regulation, administrative guidance, or valid legal process or prohibit the Employer’s senior executive officers or Board members from making any statements to persons within or outside the Employer with whom the Employer has an actual or prospective business relationship and therefore have a business need to receive the information communicated in such statements.

(b) Cooperation. Subject to Section 7(e) above, Executive shall cooperate fully and completely with the Employer, the Company, and any of the other Released Parties, at their request, in all pending and future litigation, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings, public or private, involving the Employer, the Company, or any of the other Released Parties. This obligation includes but is not limited to Executive promptly meeting with counsel for the Employer, the Company, or the other Released Parties at reasonable times upon their request, and providing testimony in court, before an arbitrator or other convening authority, or upon deposition that is truthful, accurate, and complete, according to information known to Executive. If Executive provides cooperation under this Section 8(b) (including, without limitation, if Executive appears as a witness in any pending or future litigation, arbitration, or other fact-finding or adjudicative proceeding at the request of the Employer, the Company, or any of the other Released Parties), the Employer or the Company, as applicable, shall reimburse him, upon submission of substantiating documentation, for necessary and reasonable out-of-pocket expenses incurred by him as a result of such cooperation (not including attorneys’ fees or expenses).

9. Waiver of Certain Rights.

(a) Right to Relief Not Provided in this Agreement. Executive waives any right to monetary recovery from the Employer, the Company, or the other Released Parties, whether sought directly by him or in the event any administrative agency or other public authority, individual, or group of individuals should pursue any Claim on his behalf; and he shall not request or accept from the Employer, the Company, or the other Released Parties, as monetary compensation or monetary damages related to his employment or the termination of his employment with any of the Released Parties, anything of monetary value that is not provided for in this Agreement. Notwithstanding the previous sentence, this Agreement does not limit Executive’s right to receive an award for information provided to any governmental agency.

(b) Right to Class- or Collective-Action Initiation or Participation. Executive waives the right to initiate or participate in any class or collective action with respect to any Claim against the Employer, the Company, or the Released Parties, including, without limitation, any Claim arising from the formation, continuation, or termination of his employment relationship with any of the Released Parties, or the terms and conditions of such employment relationship.

10. No Violations. Executive represents and warrants that he has no knowledge that the Employer, the Company, or any of the Released Parties has committed or is suspected of committing any act which is or may be in violation of any federal or state law or regulation or has acted in a manner which requires corrective action of any kind. Executive further represents and warrants that he has not informed the Employer, the Company, or any of the other Released Parties of, and that he is unaware of, any alleged violations of their standards of business conduct or personnel policies, of their integrity or ethics policies, or other misconduct by them, that have not been resolved satisfactorily by the Employer, the Company, or the other Released Parties.

11. Remedies; After-Acquired Evidence.

(a) Remedies.

(i) Notwithstanding any other provision in this Agreement, the obligation of the Employer and the Company to provide the Separation Benefits to Executive is subject to the condition that he materially complies with his obligations under this Agreement and the Continuing Obligations. The Employer and the Company shall have the right to suspend or cease providing any or all components of the Separation Benefits if Executive has materially breached any such obligations, but all other provisions of this Agreement shall remain in full force and effect.

(ii) Executive acknowledges and agrees that a breach by him of any provision of the Continuing Obligations, or of Section 6, 8 or 12 of this Agreement, will result in immediate and irreparable harm to the Employer, the Company and/or the other Released Parties (as applicable) for which full damages cannot readily be calculated and for which damages are an inadequate remedy. Accordingly, Executive agrees that the Employer, the Company and/or the other Released Parties shall be entitled to injunctive relief to prevent any such actual or threatened breach or any continuing breach by Executive (without posting a bond or other security), without limiting any other remedies that may be available to them. Executive further agrees to reimburse the Employer, the Company and/or the other Released Parties for all costs and expenditures, including, but not limited to, reasonable attorneys’ fees and expenses and court costs, incurred by any of them in connection with the successful enforcement of any of their rights under any of the Continuing Obligations or of Section 6, 8 or 12 of this Agreement.

(b) After-Acquired Evidence. Notwithstanding any provision of this Agreement, if the Employer or the Company provides the Separation Benefits to Executive but subsequently acquires evidence that (i) he has materially breached any of his obligations under this Agreement or the Continuing Obligations; or (ii) a condition existed prior to payment of the Separation Benefits with respect to which the Board was not aware of all material facts during Executive’s employment, that, had the Board been fully aware of such condition, would reasonably have been expected to cause the Employer to terminate his employment for Cause before such payment, then Executive shall promptly return to the Employer and the Company, as applicable, the entire Separation Payment received by him prior to the date that the Employer or the Company exercises its rights under this Section 11(b), but all other provisions of this Agreement shall remain in full force and effect.

(c) Non-Exclusive Rights and Remedies. The rights and remedies of the Employer and the Company under this paragraph shall be in addition to any other available rights and remedies should Executive breach any applicable obligations, as well as rights and remedies available under their clawback policies or procedures which may provide for forfeiture and/or recoupment of amounts paid or payable under this Agreement.

12. Insider-Trading Obligations. Executive acknowledges and agrees that he shall remain subject to the insider-trading policies and procedures of the Employer, the Company, and their respective affiliates through the Date of Termination and, as such, may not during such period, or thereafter, trade in their securities in accordance therewith until any material, nonpublic information he possesses has become public or is no longer material. Executive further acknowledges and agrees that he shall remain subject to all federal and state securities laws applicable to the trading of securities of the Employer, the Company, or their affiliates while possessing knowledge of material non-public information regarding the Employer, the Company, and their affiliates.

13. Nonadmission of Liability or Wrongdoing. Executive acknowledges that (a) this Agreement shall not in any manner constitute an admission of liability or wrongdoing on the part of the Employer, the Company, or any of the other Released Parties; (b) the Employer, the Company, and the other Released Parties expressly deny any such liability or wrongdoing; and, (c) except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by the Employer, the Company, or any of the other Released Parties.

14. Jury Trial Waiver; Arbitration; Legal Fees and Expenses. THE INDIVIDUAL HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE COMPANY, THE EMPLOYER, OR ANY OF THE OTHER RELEASED PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, FOR BREACH OR ENFORCEMENT OF THIS AGREEMENT. The parties agree that Executive’s employment with the Employer and this Agreement relate to interstate commerce, and that any Claims between Executive and the Employer, the Company, or their affiliates which may arise out of or relate to Executive’s employment relationship with the Employer or this Agreement shall be settled by arbitration. This agreement to arbitrate shall survive the termination of this Agreement. Any arbitration shall be in accordance with the then-current Employment Arbitration Rules of the American Arbitration Association and undertaken pursuant to the Federal Arbitration Act. Arbitration shall be held in Oklahoma City, Oklahoma unless the parties mutually agree on another location. The decision of the arbitrator shall be enforceable in any court of competent jurisdiction. The parties agree that punitive, liquidated, or indirect damages shall not be awarded by the arbitrator unless such damages would have been awarded by a court of competent jurisdiction. Nothing in this agreement to arbitrate, however, shall preclude the Employer or the Company from seeking or obtaining injunctive relief, without the requirement of posting bond, from a court of competent jurisdiction prohibiting any ongoing breaches by Executive of this Agreement including, without limitation, the Continuing Obligations. If any Claim arises between the Employer or the Company and Executive regarding any provision of this Agreement, the arbitrator may award to the prevailing party the reasonable attorney fees, costs, and expenses incurred by the prevailing party in connection with such contest or dispute.

15. Authority to Execute. Executive represents and warrants that he has the authority to execute this Agreement on behalf of all the Releasing Parties.

16. Governing Law; Venue; Judicial Modification and Severability; Interpretation. This Agreement and the rights and duties of the parties under it shall be governed by the laws of the State of Oklahoma, without regard to any conflict-of-laws principles. If any provision of this Agreement is held to be unenforceable as written by a court of competent jurisdiction but may be made to be enforceable by judicial modification, then such provision shall be modified and deemed enforceable to the maximum limit permitted by applicable law. The provisions of this Agreement shall be severable, such that any one or more provisions of this Agreement may be determined by a court of competent jurisdiction, after any modification provided for in the immediately preceding sentence, to be illegal or otherwise unenforceable, in whole or in part, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, such a determination shall not affect the validity or enforceability of such other remaining provisions, and in all other respects the remaining provisions of this Agreement shall be binding and enforceable and remain in full force and effect. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

17. Assignment. Executive’s obligations, rights, and benefits under this Agreement are personal to him and shall not be assigned to any person or entity without written permission from the Employer and the Company. The Employer and the Company may assign this Agreement without Executive’s further consent to any affiliate or to any successor (whether direct or indirect, by purchase, merger, reorganization, sale, transfer of stock, consolidation, or otherwise) to all or substantially all of their business and/or assets. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns.

18. Expiration Date. The Company’s and the Employer’s offer of this Agreement shall expire after a period of 21 days after the date Executive first received this Agreement for consideration (the “Expiration Date”). Changes to this Agreement, whether material or immaterial, do not restart the running of the consideration period. Executive may accept the offer at any time before the Expiration Date by signing this Agreement in the space provided below and returning it to the Company’s General Counsel so that the signed Agreement is received no later than the close of business on the Expiration Date.

19. Limited Revocation Right; Effect of Revocation. After signing this Agreement, Executive shall have a period of seven days to reconsider and revoke his acceptance of this Agreement if he wishes (the “Revocation Period”). If Executive chooses to revoke his acceptance of this Agreement, he must do so by providing written notice to the Company’s General Counsel before the eighth day after signing this Agreement, in which case this Agreement shall not become effective or enforceable and Executive shall not receive the Separation Benefits.

20. Effective Date. This Agreement shall become effective and enforceable upon the expiration of seven days after Executive signs it (the “Effective Date”), but only if he signs the Agreement on or before the Expiration Date and does not revoke his acceptance of the Agreement during the Revocation Period.

21. Knowing and Voluntary Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT: (a) EXECUTIVE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS AGREEMENT; (b) EXECUTIVE RELEASES AND WAIVES CLAIMS UNDER THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EXECUTIVE ALREADY IS ENTITLED; (c) EXECUTIVE HEREBY IS AND HAS BEEN ADVISED TO HAVE EXECUTIVE’S ATTORNEY REVIEW THIS AGREEMENT (AT EXECUTIVE’S COST) BEFORE SIGNING IT; (d) EXECUTIVE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH EXECUTIVE SIGNS THIS AGREEMENT, EXECUTIVE MAY, AT EXECUTIVE’S SOLE OPTION, REVOKE THIS AGREEMENT UPON WRITTEN NOTICE TO THE COMPANY’S GENERAL COUNSEL, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY EXECUTIVE. IF EXECUTIVE REVOKES THIS AGREEMENT, IT SHALL BE NULL AND VOID.

22. Independent Consideration. Whether or not expressly stated in this Agreement, all obligations and undertakings that Executive makes and assumes in this Agreement are in consideration of the mutual promises and undertakings in this Agreement and the Separation Benefits.

23. Entire Agreement. This Agreement, the Employment Agreement, the Plan, and the Award Agreement contain and represent the entire agreements of the parties with respect to their subject matters, and supersede all prior agreements and understandings, written and oral, between the parties with respect to its subject matters, including, without limitation, the Employment Agreement; provided, however, that nothing in this Agreement shall be interpreted or construed as relieving Executive of complying with the Continuing Obligations. Executive agrees that neither the Employer, the Company, nor any of the other Released Parties has made any promise or representation to him concerning this Agreement not expressed in this Agreement, and that, in signing this Agreement, he is not relying on any prior oral or written statement or representation by the Employer, the Company, or any of the other Released Parties outside of this Agreement but is instead relying solely on his own judgment and his attorney (if any).

24. Modification; Waiver. Except as provided in Section 16 above, no provision of this Agreement shall be amended, modified, or waived unless such amendment, modification, or waiver is agreed to in writing and signed by Executive and a duly authorized representative of the Employer and the Company. Notwithstanding the previous sentence, the Employer and the Company may amend the Continuing Obligations without the approval of Executive or any other person to provide for less restrictive limitations as to time, geographical area, or scope of activity to be restrained as set forth in any such Continuing Obligations. Any such less restrictive limitations may, at the option of the Employer or the Company, apply only with respect to the enforcement of the Continuing Obligations in certain jurisdictions specified in any such amendment. At the request of the Employer or the Company, Executive shall promptly consent to any such amendment and shall execute and deliver to the Employer or the Company a counterpart signature page to such amendment; provided, however, that the failure or refusal to provide such consent shall not negate the validity of the amendment.

25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The delivery of this Agreement in the form of a clearly legible facsimile or electronically scanned version by e-mail shall have the same force and effect as delivery of the originally executed document.

26. Internal Revenue Code Section 409A. The payments and benefits provided under this Agreement are intended to satisfy the requirements of Section 409A, and this Agreement shall be interpreted and administered in a manner consistent with that intent; provided, however, that no persons connected with this Agreement in any capacity, including but not limited to the Employer, the Company, and their affiliates, and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any amounts payable under the Agreement or that such tax treatment will apply to Executive. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation the Separation Payment or benefits payable under Section 4 hereof, shall be paid to Executive during the six (6)-month period following Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period.

27. Third-Party Beneficiaries. The Released Parties besides the Employer and the Company are intended to be third-party beneficiaries of this Agreement and therefore may enforce this Agreement.

28. Responsibility for Certain Taxes; Right to Consult a Tax Advisor. Notwithstanding any contrary provision in this Agreement, Executive shall be solely responsible for any risk that the tax treatment of all or part of the payments provided by this Agreement may be affected by Section 409A, which may impose significant adverse tax consequences on him, including accelerated taxation, a 20% additional tax, and interest. Executive therefore has the right, and is encouraged by this Section 28, to consult with a tax advisor of his choice before signing this Agreement.

[Signature Page Follows; Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CHAPARRAL ENERGY, L.L.C.		EXECUTIVE

By:	/s/ Justin Byrne	/s/ K. Earl Reynolds
	Justin Byrne	K. Earl Reynolds
Vice President and General Counsel

Date Signed: December 20, 2019		Date Signed: December 20, 2019

CHAPARRAL ENERGY, INC.

By:	/s/ Justin Byrne
Justin Byrne
Vice President and General Counsel

Date Signed: December 20, 2019

[Signature Page to Earl Reynolds Separation and Release Agreement]

EXHIBIT A

1. Section 9(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(a) Nondisclosure and Nonuse of Confidential Information. Executive acknowledges that it is the policy of the Company to maintain as secret and confidential (i) all valuable and unique information, (ii) other information heretofore or hereafter acquired by the Company, or any affiliated entity and deemed by it to be confidential, and (iii) information developed or used by the Company or any affiliated entity relating to the business, operations, employees and customers of the Company or any affiliated entity including, but not limited to, the mental impressions of Executive acquired by Executive during his employment by the Employer as well as any employee information (all such information described in clauses (i), (ii) and (iii) above, other than information that is known to the public or becomes known to the public through no fault of Executive, is hereinafter referred to as “Confidential Information”). The parties recognize that the services performed by Executive for the Employer and the Company during the course of his employment are special and unique and that by reason of his employment by the Employer, Executive acquired Confidential Information. Executive recognizes that all such Confidential Information is the property of the Company. Accordingly, Executive shall not, directly or indirectly, without the prior written consent of the Company, use the Confidential Information for any purpose or disclose the Confidential Information to any Person other than the Company, whether or not such Person is a competitor of the Company, and shall use his best efforts to prevent the use, publication or disclosure of any Confidential Information obtained by, or which has come to the knowledge of, Executive prior or subsequent to the date hereof. For purposes of the foregoing, the parties acknowledge and agree that overseeing, supervising, consulting with or advising others with respect to (a) the acquisition or disposition of producing or non-producing leasehold, mineral interests or royalty interests (including, without limitation, farm-ins, farm-out, poolings, leasing activities, unitizations and similar activities), (b) hydrocarbon reservoir characteristics, (c) drilling and completion objectives and techniques, (d) prospective geologic and geophysical targets and (e) spacing of oil and gas wells, in each case in clauses (a) through (e) only as relates to the SCOOP, STACK and/or MERGE oil and gas plays in Oklahoma, will necessarily require and be deemed hereby to constitute the use and/or disclosure of Confidential Information in violation of the covenant set forth in this Section 9(a). Notwithstanding the foregoing provisions of this Section 9(a), from and after the 12-month anniversary of the Date of Termination (but not before such time), Executive’s retention or use of Executive’s mental impressions of Confidential Information, without conscious memorization or subsequent reference to Confidential Information, will not preclude the activities described in the immediately preceding sentence.”

2. For the avoidance of doubt, (a) any reference in the Employment Agreement to Section 9(a) shall be a reference to such amended and restated provision set forth above, and (b) any reference in the Employment Agreement to Section 9 shall include such amended and restated provision.

3. The provisions of the penultimate sentence of the amended and restated Section 9(a) set forth in paragraph 1 above will not apply to Executive’s activities following a failure by the Company or the Employer to timely pay any portion of the Separation Payment due to Executive pursuant to Section 5(a) of the Separation and Release Agreement to which this Exhibit A is an exhibit, unless such failure to pay is cured by the Company or the Employer within ten business days after notice from Executive to the Company, describing such failure to timely pay.

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EXHIBIT B

1. Section 9(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(b) Non-Solicitation. Executive shall not, during the Term and for a period of 18 months following the Date of Termination (the “Non-Solicitation Period”), either personally or by or through his agent and whether for himself or on behalf of any other person or entity, directly or indirectly hire, solicit or seek to hire any individual as an employee or consultant who was an employee or consultant of the Employer at any time during the six months prior to such hiring, solicitation or seeking to hire, including by attempting, directly or indirectly, to persuade any such employee or consultant to discontinue his/her status of employment or consultancy with the Employer to become an employee or consultant of any other person or entity; provided, however, that with respect to any individual whose employment is terminated by the Employer or the Company, the six-month waiting period required above will not apply to hiring any such individual, but, for the avoidance of doubt, will continue to apply to soliciting or seeking to hire such individual. Additionally, during the Non-Solicitation Period, Executive shall not, for himself or on behalf of any person or entity, directly solicit any established customer of the Employer for the purpose of causing such customer to purchase goods, services or a combination of goods and services from another person or entity. For purposes of this Agreement, an “established customer” shall be given the broadest possible interpretation under Oklahoma law. Nothing contained in this provision is intended to prohibit general advertising or solicitation not specifically directed at any or all of the Employer’s customers or employees.

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